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                                                                    Exhibit 16.1

                      [PRICEWATERHOUSECOOPERS LETTERHEAD]

August 24, 1998

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements made by MTS, Incorporated included under the caption "Experts", which has been filed as part of the Company's Amendment No. 3 to its Registration Statement on Form S-4 (Registration No. 333-54035) dated August 24, 1998. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP